EXHIBIT 10.4

MERS MIN: 8000101-0000000817-6

FIRST AMENDMENT TO LOAN AGREEMENT

This First Amendment to Loan Agreement (the “Amendment”), dated as of April     , 2005, is made by and among FIRST STATES INVESTORS 5200, LLC, a Delaware limited liability company (“Borrower”), GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (“GACC”) and BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation (“BSCMI”, together with their respective successors and assigns, collectively, “Lender”).

R E C I T A L S:

Borrower and Lender are parties to a Loan Agreement, dated as of March 4, 2005 (as it may hereafter be amended, supplemented or otherwise modified, the “Loan Agreement”), pursuant to which the Lender agreed, subject to the terms and conditions set forth in the Loan Agreement, to provide a series of two loan advances (each, an “Advance” and collectively, the “Loan”) as provided in the Loan Agreement. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement, as amended hereby.

Under the terms of the Loan Agreement, Lender has agreed to provide a second Advance, in the amount of $74,000,000, which amount shall be advanced as of the date hereof, notwithstanding that Lender’s obligation to provide the second Advance has terminated. In connection with this second Advance, the parties wish to amend the Loan Agreement as provided herein.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, effective as of the date hereof.

Section 1. Section 16.3.1 of the Loan Agreement shall be amended to delete the following parenthetical beginning on the fifth line of the paragraph and reading, “other than Impositions payable by Bank of America, N.A. pursuant to the BofA Lease, provided Bank of America N.A. is not in default of its obligations to pay same pursuant to the BofA Lease.”

Section 2. Section 16.3.2 of the Loan Agreement shall be amended to delete the following parenthetical beginning on the sixth line of the paragraph and reading, “other than such Insurance Premiums payable by Bank of America, N.A. pursuant to the BofA Lease, provided Bank of America, N.A. is not in default of its obligations to pay same pursuant to the BofA Lease.”

Section 3. Changes to Allocated Loan Amounts

3.1 Schedule II to the Loan Agreement, containing the schedules of Property, Allocated Loan Amounts and Vacant B Space shall be deleted in its entirety, and replaced with the Schedule I attached hereto.

3.2 In connection with such changes in the Allocated Loan Amounts, Borrower hereby agrees to cooperate with all reasonable requests of Lender, including but not limited to (a) payment of any increases in title insurance premiums, intangible taxes, mortgage taxes, and/or mortgage recording taxes (including Lender’s reasonable legal fees and disbursements) (collectively, the “Reallocation Costs”), (b) execution of any and all amendments to mortgages and/or mortgage tax recording forms and (c) any other action that may be required to ensure the creation and perfection of Lender’s Liens under the Security Instruments.

3.3 At any time on or prior to April 25, 2005, the Lender shall have the unilateral right to adjust the Allocated Loan Amounts based upon the Principal Amount of the Loan as of such date, provided that the sum of the Allocated Loan Amount of each Individual Property as of such date shall equal the then current Principal Amount of the Loan. The Lender shall deliver to the Borrower in writing an updated Schedule II (to the Loan Agreement) in connection with such adjustment.

3.4 In the event that Borrower fails to pay any of the Reallocation Costs, Lender shall have the following remedies:

(a) Lender shall have the right to withhold any of the amounts contained in any of the Reserve Funds, notwithstanding the provisions for the release of such funds as provided in Article XVI of the Loan Agreement; and

(b) Lender shall have the option, at Lender’s sole discretion, to draw upon any amounts on deposit in any of the Reserve Funds to pay the Reallocation Costs and, within two (2) Business Days of such draw, Borrower shall reimburse such Reserve Fund for the amounts drawn by Lender to pay such costs.

To further secure the payment of the Reallocation Costs, Guarantor hereby agrees to execute that certain First Amendment to Guaranty of Recourse Obligations dated as of the date hereof by Guarantor in favor of Lender attached hereto as Exhibit A.

Section 4. The following shall be added at the end of Article XII, as Section 12.6:

Section 12.6 Eureka Holdback. In connection with the second Advance, Lenders shall deposit $790,000 in the Environmental Remediation Reserve Fund, which amount represents the Allocated Loan Amount set forth herein on Schedule I for the property known as Eureka and located at 415 Fourth Street, Eureka, California (“Eureka”). Upon Lender’s review and approval of the Phase II Environmental Report for Eureka, Lender shall release such amount to Borrower.

Section 5. The following shall be added at the end of Article XVI, as Section 16.11:

Section 16.11 BOA Remeasurement Holdback. In connection with the second Advance, Lenders shall deposit $3,000,000 in the Debt Service Reserve Fund, which amount

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represents Lender’s estimate of the loan amount attributable to the 39,000 square feet being reduced in connection with the remeasurement of the space subject to the BofA Lease. Upon receipt of evidence, satisfactory to Lender in Lender’s reasonable discretion, that the rent for such space subject to the BofA Lease has been increased from $6.72 per square foot to $6.80 per square foot, Lender shall release the $3,000,000 to Borrower.

Section 6. Effect Upon Loan Documents.

6.1 The Recitals set forth at the beginning of this Amendment are hereby incorporated into and made a part of the substantive provisions of this Amendment.

6.2 Except as specifically set forth herein, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. All references to “Loan Agreement” in the Loan Documents shall mean and refer to the Loan Agreement as modified and amended hereby.

6.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent under the Loan Documents, or any other document, instrument or agreement executed and/or delivered in connection therewith.

Section 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PRINCIPLES.

Section 8. Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

LENDER:

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By:
Name:
Title:

By:
Name:
Title:

BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation

By:
Name:
Title:

BORROWER:

FIRST STATES INVESTORS 5200, LLC, a Delaware limited liability company

By:
Name: Sonya A. Huffman
Title: Vice President

EXHIBIT A

Form of First Amendment to Guaranty of Recourse Obligations

SCHEDULE I

Property, Allocated Loan Amounts and Vacant B Space